Exhibit 99.6

InContact FAQs

** For Employees **

BUSINESS & STRATEGY FAQS

•	Who is NICE?

NICE Systems (NASDAQ: NICE) is the worldwide leading provider of enterprise software solutions that empower organizations to make smarter decisions based on advanced analytics of structured and unstructured data. NICE solutions help the world’s largest organizations deliver better customer service, ensure compliance, combat fraud and safeguard citizens. Over 25,000 organizations in more than 150 countries, including over 80 of the Fortune 100 companies, are using NICE solutions

NICE is a global company, traded on NADSAQ and the Tel Aviv Stock Exchange, with a market cap of over $3.9 billion, as of May 2016. The company serves 25,000 customers in more than 150 countries, including over 85 of the Fortune 100.

We are focused on empowering organizations to work smarter by unleashing the power of data:

•	Protecting the Public—ensuring public safety around the world

•	Financial Crime & Compliance —protecting organizations and their clients in a digital world

•	Customer Interactions—making people’s experiences timely and seamless

NICE’s Customer Interactions business represents about 70% of the company’s roughly $1billion revenue. NICE is a global leader in enterprise grade workforce optimization and analytics solutions for customer service organizations.

•	Where is NICE located?

NICE is a global company dually headquartered in Paramus, NJ and Ra’anana, Israel and operates in more than 150 countries. NICE has offices worldwide across APAC, EMEA, and the Americas. The company has a major presence in the US, with offices in New York, NY; Atlanta, GA; Denver, CO and Richardson, TX. The EMEA headquarters are located in London, UK with additional locations in Southampton, UK and Alkmaar, NL. The APAC headquarters are in Singapore.

•	Why is NICE acquiring InContact?

NICE strongly believes in the cloud. NICE is convinced that InContact is best positioned to capture all segments of the cloud contact center market.

NICE and InContact joining forces is the most transformative market move of our industry in decades. It marks the first time that two clear market leaders are coming together to change the paradigm of customer service by combining the world’s leading WFO and Analytics solutions with the world’s leading provider of Contact Center in the Cloud.Joining forces with NICE enables InContact to reach a larger customer base with its state-of-the-art cloud offering. In addition, it allows InContact customers to enjoy the leading, most comprehensive, enterprise-class WFO and analytics offerings in the market.

•	How are we integrating NICE and InContact products?

InContact will continue to lead CCaaS offerings based on InContact’s CCI (contact center infrastructure). In the short term, InContact will make use of their current WFO offerings. In the medium to long term, InContact will integrate the NICE cloud WFO and analytics suite to lead the market with the best of breed CCaaS and WFO over the cloud.

•	How will NICE market and sell InContact technology?

Our plan is to build an integrated suite that will include CCI (Contact Center Infrastructure), WFO, and advanced applications that will be offered by InContact. NICE plans to maintain InContact’s GTM intact. NICE’s sales organization will create opportunities and support InContact in their sales efforts into the enterprise.

•	How will this acquisition affect our roadmap – particularly around WFO products?

As a result of this acquisition we will have the largest cloud R&D team in our space and will be able to make cloud WFO solution available to customers of all sizes. In the short term, we will not be changing our plans. In the mid to long term, we will combine forces so that InContact can accelerate its efforts in its core products as well as its transition to the public cloud, while NICE will support its WFO and analytics needs.

•	Will this impact our current initiatives?

Our current initiatives will continue per existing plans. During the course of our discussions over the next 3—6 months we’ll explore opportunities to use some common components and engines across both InContact and NICE’s cloud offerings.

•	How will this acquisition affect InContact customers?

InContact’s customers who are on InContact’s own cloud products will not be impacted. For InContact’s customers who are on the Verint cloud platform, we are working toward providing them choice either to stay with their existing solution or to move to a similar solution from either NICE or InContact at no cost to the customers.

•	How will this acquisition affect InContact partners?

InContact partners will continue to do business as usual.

•	How and when will customers be notified?

Customers and partners are being notified through a managed communication process both by email and phone calls. If you are part of the process of contacting a customer, you will know in advance. The communication process is starting today.

•	Will we be keeping the InContact name/brand?

Yes, the InContact brand name will remain. InContact enjoys important brand recognition, which we intend to fully preserve.

•	What happens until the transaction closes?

In the interim, the teams will be working on closing the acquisition and planning the day after. We ask all employees to stay focused on business as usual and delivering on existing commitments.

•	Are there any limitations on our activity or communications with NICE until the transaction closes?

Unless you are notified otherwise, we may freely communicate and plan with NICE, while still operating as an independent company.

•	How does InContact benefit from the acquisition?

By joining NICE, InContact will have a unique opportunity to focus on its cloud contact center technology and business while leveraging the strength of NICE’s portfolio, brand, and customer base to expand our market reach and footprint. InContact will lead the contact center cloud offering. By joining a large and growing organization that is similar in nature, and shares InContact’s values, there will be additional opportunities for professional growth.

•	What is the joint value proposition of the NICE/InContact combination? What are the benefits to customers?

The unprecedented combination of NICE and InContact allows organizations to take advantage of best-in-class customer service applications as they transition to the cloud. The acquisition marks the first time that one vendor offers both contact center cloud infrastructure as well as the full range of WFO applications and Analytics, providing a seamlessly integrated environment.

The cloud delivery model is the perfect way to deliver these integrated customer service solutions, allowing organizations to pay based on utilization, offering maximum contact center elasticity. And the NICE-InContact cloud environment is the most deployed, most comprehensive platform available in the market, offering full multi-tenancy and reliability options to satisfy the needs of any organization, big or small, and across any vertical.

This unique combination of contact center applications and platform also enables the transformation of the contact center to the Experience Center. The Experience Center connects customer, employee and omni-channel, using advanced analytics to drive personalization and smart action in real time, to stay ahead of the curve of ever-changing customer preferences.

The Experience Center and the vision behind it are the key reason why we believe NICE customers would want to transition to the cloud. It will allow customer service organizations to do things never before possible, such as smart routing of calls based on customer, agent & channel analytics as well as proactively call customers based on journey context and prediction analytics.

•	When is the acquisition expected to close?

The transaction is scheduled to close by the end of 2016, subject to regulatory reviews and customary conditions.

EMPLOYEE & COMP & BEN FAQS

•	What are the plans for the InContact offices?

The Salt Lake City office will continue to be the headquarters for InContact. We have no plans to close or consolidate any offices. Our practice has been that if a need for change arises, we will provide you with plenty of notification and advanced details.

•	What will the new organizational structure be? To whom will I report?

InContact will remain a unified business division under Paul’s leadership. We do not anticipate changes in reporting lines or to current roles and responsibilities. Paul will report into Barak Eilam, CEO and be a member of the Executive Leadership Team. As appropriate, some corporate functions will become part of global professional communities to facilitate exchange of knowledge and create alignment within functions.

•	Will my employment terms change?

Your terms of employment stay the same. The transition is in the form of ‘continuation of employment’ to minimize disruption to InContact employees. Employees will continue to be employed by the current InContact companies in the US or other locations. Outside of the US we may have some variation in business entity changes, but employment agreements with remain the same. We will communicate these as appropriate where impacted.

•	Will there be any changes to my benefits plan?

There is currently no plan to make changes. NICE reviews its benefits annually, compares them to the market, and designs plans that benefit employees and their families. Together with the InContact management and HR, we continue to focus on providing a competitive benefits program to our employees

•	Does this give me additional career opportunities?

This acquisition provides great opportunity for career advancement on both ends. As we work on the early integration, it is important we ensure business continuity on both ends.

•	Will our service dates carry over to NICE?

Yes, all service dates will carry over with the acquisition. Service dates are used for purposes of benefits such as paid time off.

•	Will my personal time off change?

Benefits will remain intact on day one. NICE reviews its employee benefits package on an annual basis.

•	Will we receive new offer letters?

Employees in the US, Bolivia and Philippines will continue to be employed by the current InContact company and will continue to work under current employment terms and conditions of employment. Employees in Canada or in the UK will transition to one of NICE’s existing entities, their manager reporting relationship won’t change. Employees in these areas will receive additional information via 1x1 discussions.

•	What changes should employees expect?

We are aiming to maintain a ‘business as usual’ approach and our goal is to ensure the InContact business builds upon its current momentum. We expect strategy, structure, go-to-market and focus areas to remain the same. Some administrative systems will be moved to the NICE infrastructure over the next few months.

•	What about the upcoming merit process for 2016?

InContact will continue with the planned merit scheduled for July 1, 2016.

•	Will our payroll schedule change?

The payroll schedule will be the same. For direct deposit, you may need to complete a new form with NICE. Instructions will come before closing.

•	Will we keep our cell phones / laptops?

Yes. InContact employees’ personal equipment will transition with them to NICE.

•	How will my day-to-day work routine change or be impacted?

For most of the employees, the day-to-day routines will not change. The general plan is to keep business as usual, with minimum disruption to existing routines.

•	Will NICE introduce any changes to Company policies and procedures immediately after closing?

NICE’s overall intention is to minimize the number of changes to InContact’s policies and processes and most will stay ‘as is’. However, we will need to align certain policies. We will share all details with you in advance.

•	Will we continue to use InContact IT systems?

Most of the front end systems (sales, PS, support, etc.) will stay as is for the foreseeable future. Some of the back-end systems like ERP and purchasing will be migrated at closing.